Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 30, 2024, between Edesa Biotech, Inc., a British Columbia corporation (the “Company”), and Pardeep Nijhawan Medicine Professional Corporation (the “Purchaser”).

WHEREAS the Company desires to issue to the Purchaser, and the Purchaser desires to acquire from the Company, units (the “Units”) having an aggregate value of up to US$5 million (the “Aggregate Proceeds”) at a purchase price of US$10,272.13 per Unit, in multiple tranches and subject to the terms and conditions set forth in this Agreement;

AND WHEREAS each Unit shall comprise (a) one Series A-1 Convertible Preferred Share (the “Preferred Shares”) of the Company with no par value per Preferred Share and a stated value of US$10,000 per Preferred Share, convertible into common shares of the Company (“Conversion Shares”) at an exercise price of US$3.445 per Conversion Share, and (b) that number of common share purchase warrants of the Company (each whole warrant, a “Warrant”) as is equal to 0.75 of the number of Conversion Shares issuable upon conversion of each Preferred Share;

AND WHEREAS each Warrant shall expire five years from the date hereof, subject to the terms and conditions set forth in this Agreement and in the certificates representing the Warrants (“Warrant Certificates”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Proceeds” has the meaning ascribed to such term in the Recitals to this Agreement.

“Amended Articles” has the meaning ascribed to such term in Section 2.5(a)(ii).

“Articles” means the articles of the Company, as amended from time to time.

“Business Day” means any day except any Saturday, any Sunday, any day which is a statutory holiday or any other day on which banking institutions in Toronto, Ontario, Canada are authorized or required by law or other governmental action to close.

“Canadian Commissions” has the meaning ascribed to such term in Section 4.8.

“Closing” means the completion of the issue and sale by the Company of the Units on one or more Closing Dates.

“Closing Date” means the date of a Closing as may be agreed to by the Company and the Purchaser in writing, and initially shall mean the Initial Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” has the meaning ascribed to such term in the Recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Initial Closing” has the meaning ascribed to such term in Section 2.1.

“Legend Removal Date” has the meaning assigned to such term in Section 4.1(d).

“Offering” means the purchase and sale of Units to the Purchaser contemplated by this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” has the meaning ascribed to such term in the Recitals to this Agreement.

“Purchaser Information” has the meaning ascribed to such term in Section 4.8.

“Regulatory Authorities” has the meaning ascribed to such term in Section 2.5(a)(i);

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means, collectively or individually, as applicable, any or all of the Units, Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” means holders of the Common Shares;

“Subsequent Closing” has the meaning ascribed to such term in Section 2.2.

“Subsequent Closing Date” means the Closing Date for any Subsequent Closing.

“Subsequent Units” has the meaning ascribed to such term in Section 2.2(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant Certificates and the Amended Articles.

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company, with a mailing address of 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and any successor transfer agent of the Company.

“Warrant” has the meaning ascribed to such term in the Recitals to this Agreement.

“Warrant Share” means a Common Share underlying the Warrants.

“Warrant Certificates” has the meaning ascribed to such term in the Recitals to this Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1              Initial Closing. The initial tranche of the Offering shall consist of the issuance and sale of 150 Units (the “Initial Closing”) for aggregate gross proceeds to the Company of US$1,540,819 on the date hereof (the “Initial Closing Date”). The Initial Closing shall occur by the electronic exchange of documents and at the offices of the Company or such other location as the parties shall mutually agree.

2.2              Subsequent Closings.

(a)               Until the third anniversary of the Initial Closing and subject to the terms and conditions of this Agreement, upon five Business Day’s notice to the Purchaser (or such shorter period as may be agreed to between the Purchaser and the Company), the Company shall have the option to cause the Purchaser to purchase additional tranches of Units (“Subsequent Units”) on such Subsequent Closing Date as may be agreed to by the Company and the Purchaser in writing. Any additional tranche of the Offering shall consist of the issuance and sale of Units (each such sale, a “Subsequent Closing”) in a minimum amount of US$100,000 per Unit and in no event shall result in aggregate gross proceeds in excess of the Aggregate Proceeds (inclusive of the proceeds from the Initial Closing and any previous Subsequent Closing).

(b)               The obligations of the Purchaser to purchase Subsequent Units and the Company to sell Subsequent Units is subject to the satisfaction, at or before the applicable Subsequent Closing Date, of each of the conditions set forth in this Agreement related to such Subsequent Closing, provided that such conditions may be waived by each of the Purchaser and the Company, as applicable, at any time in its sole discretion by providing the other party with prior written notice thereof.

2.3              Closing Procedures. Each of the Initial Closing and any Subsequent Closing will occur at approximately 10:00 a.m., Toronto time on each of the Initial Closing Date and any Subsequent Closing Date, respectively (each, a “Closing Date”).

2.4              Deliveries.

(a)               On any applicable Closing Date, the Company and the Purchaser shall electronically exchange any documents or other materials necessary to evidence the satisfaction of the conditions of the respective tranche of the Offering.

(b)               On any applicable Closing Date, the Company shall register or cause its Transfer Agent to register, as applicable, the Purchaser as the registered owner of the Preferred Shares in the records of the Company according to registration instructions provided to the Company by the Purchaser, deliver a notice of uncertificated issuance with respect to the Preferred Shares to the Purchaser, and deliver a physical Warrant Certificate to the Purchaser executed by an officer of the Company, either manually or through docusign.

(c)               On any applicable Closing Date, the Company shall provide the Purchaser with a copy the executed resolutions of the Company’s board of directors authorizing and approving the execution and delivery of this Agreement, the Warrant Certificate and the creation, issuance and delivery of the Preferred Shares and the Warrants.

(d)               On any applicable Closing Date, the Subscriber shall deliver payment in full for the purchase price of the Units to be issued in the applicable tranche by wire transfer or other means of delivering same-day accessible funds as may be agreed to and as directed by the Company.

2.5              Closing Conditions.

(a)               The Company’s and the Purchaser’s obligations to complete the Initial Closing and any Subsequent Closing, as applicable, shall be conditional upon and subject to satisfaction of each of the following conditions, which conditions are for the mutual benefit of the Company and the Purchaser and may only be waived, in whole or in part, by both the Company and the Purchaser, in each case in its sole discretion:

(i)                 the Company having provided any necessary notice to the NASDAQ Capital Market and any other applicable regulatory authority (collectively “Regulatory Authorities”) in connection with the Offering and any tranche thereof;

(ii)              the Articles shall have been amended such that the Preferred Shares shall reflect terms satisfactory to both parties (the “Amended Articles”), substantially on the terms expressed in the form of amended articles agreed to between the Company and the Purchaser and attached hereto as Schedule “A”; and

(iii)            there shall be no outstanding judicial or regulatory order, decree or proceeding enjoining, or which may have the effect of enjoining, the Offering or any tranche thereof that has not yet been completed.

(b)               The obligations of the Company in connection with the Initial Closing and any Subsequent Closing are subject to the following conditions being met:

(i)                 the accuracy in all material respects when made and on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless made as of a specific date in which case they shall be accurate as of such date);

(ii)              all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Closing Date shall have been performed; and

(iii)            the delivery by the Purchaser of the items set forth in Section 2.4(d) of this Agreement.

(c)               The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(ii)              the delivery by the Company of the items set forth in Sections 2.4(b) and 2.4(c) of this Agreement.

(d)               In addition to the conditions above, any Subsequent Closing that would result in aggregate gross proceeds from the sale of Units (for clarity, including the proceeds of the Initial Closing) being in excess of US$2,000,000 shall be subject to the Company having received the prior approval of Shareholders, excluding the Purchaser, of an ordinary resolution approving the Offering and the sale of Securities thereunder to the Purchaser, and any other matters that may require the approval of Shareholders in satisfaction of any policies of any Regulatory Authority, the Commission or Canadian Commission in order to effect the Offering. Such approval shall be obtained at a special meeting of Shareholders, and in connection with such special meeting, the Company’s board of directors shall have unanimously recommended to all Shareholders that they vote in favour of such resolution, and such recommendation shall not have been withdrawn, modified or qualified, nor shall any public proposal or statement that the Company intends to withdraw, modify or qualify such unanimous recommendation in any manner adverse to the Purchaser shall have been made.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)               Understandings or Arrangements. Purchaser understands that the Units are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law or qualified under the laws of any Canadian or foreign jurisdiction and are being issued in reliance upon the exemption from the registration requirements thereof afforded by Regulation S and/or other exemptions under the Securities Act, or with any state securities commission or agency, and applicable Canadian prospectus requirements. Purchaser is acquiring such Securities for investment purposes as principal for its own account (and not for the account of any U.S. Person within the meaning of Rule 902(a) of Regulation S) and not with a view to or for distributing or reselling such Securities or any part thereof, including in violation of the Securities Act or any applicable state securities law or Canadian or foreign securities law. Purchaser has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law or Canadian or foreign securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable provincial, state or Canadian securities law or foreign securities law. No sale by Purchaser of the Securities has been pre-arranged with any prospective buyer in the United States or Canada. In connection with the transactions that are the subject of this Agreement, Purchaser acknowledges that offers respecting the sale of the Securities directed by the Company were received outside of the United States and that Purchaser has not and is not engaged in or directed any unsolicited offers to buy the Securities in the United States on behalf of any U.S. Person. Purchaser agrees and acknowledges that the Company will annotate any evidence of the Preferred Shares and Warrants (and Conversion Shares and Warrant Shares, if applicable) with legends prohibiting the transfer of the Securities delivered under this Agreement or the Warrant Certificate made in violation of applicable securities laws. The Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus under Canadian securities laws and, as a consequence of acquiring the Shares pursuant to these exemptions, certain protections, rights and remedies provided by Canadian securities laws, including applicable statutory rights of rescission or damages, will not be available to Purchaser, and no prospectus or registration statement has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Preferred Shares.

(b)               Purchaser Status. At the time Purchaser was offered the Units, it was not, and as of the date hereof it is not a U.S. Person within the meaning of Rule 902(a) of Regulation S. At the time Purchaser was offered the Units, the Purchaser was, and as of the date hereof is, an “accredited investor” as defined in National Instrument 45-106 - Prospectus Exemptions.

(c)               United States Accredited Investor. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any of the Preferred Shares, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d)               Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment.

(e)               Access to and Reliance on Information. The Purchaser has not received, nor has the Purchaser requested, nor does the Purchaser have any need to receive, any offering memorandum or any other document describing the business and affairs of the Company that constitutes an offering memorandum as such term is defined under applicable Canadian securities laws, nor has any such document been prepared for delivery to, or review by, the Purchaser in order to assist in making an investment decision in respect of the Units. In making its decision to enter into this Agreement for the purchase of the Units, the Purchaser has relied solely on the Company’s current public disclosure record available at www.edgar.com and www.sedarplus.ca.

(f)                No Material Undisclosed Information. The Units are not being purchased by the Purchaser as a result of or with knowledge of any material information concerning the Corporation that has not been publicly disclosed, and the Purchaser has no knowledge of a “material fact” or “material change” with respect to the Company (as those terms are defined in applicable securities laws, and which generally includes a fact or change which would reasonably be expected to have a significant effect on the market price of the Common Shares) that has not been generally disclosed to the public;

(g)               General Solicitation. Purchaser is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Purchaser, any other general solicitation or general advertisement.

(h)               Restricted Securities. Purchaser agrees that the Securities acquired by it pursuant to this Agreement (including, for clarity the Conversion Shares and the Common Shares underlying the Warrants) will not be registered under the Securities Act and shall not be voluntarily sold, transferred or otherwise disposed of in the United States or Canada or to any U.S. Person except pursuant to an available exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement thereunder or pursuant to an available exemption from the prospectus requirements of applicable Canadian securities laws, and otherwise in compliance with any applicable state or provincial securities laws. Purchaser agrees that there are restrictions on Purchaser’s ability to resell the Securities under applicable Canadian securities laws and it is the responsibility of Purchaser to find out what those restrictions are and to comply with them before selling the Securities. Purchaser acknowledges that no transfer of Securities shall be made by the Company’s registrar and transfer agent upon the Company’s transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. Purchaser agrees to indemnify and hold the Company harmless from and against liabilities, claims, damages and expenses (including reasonable attorneys’ fees) that may result from or arise out of any disposition of the Securities in violation of this Agreement.

(i)                 Limited Resale. Purchaser understands that it may not be able to resell the Securities except in accordance with limited exemptions available under applicable securities laws, and that Purchaser is solely responsible for Purchaser’s compliance with applicable resale restrictions. Subject to any exemptions available under applicable securities laws, Purchaser will comply with all applicable securities laws concerning the resale of the Shares and will not resell any of the Shares except in accordance with the provisions of applicable securities laws.

(j)                 Control Person and Associated Restrictions. The Purchaser is not a “control person” of the Corporation (within the meaning of applicable securities laws, and which generally includes a person holding or controlling (alone or jointly or in concert with other persons) more than 20% of the Common Shares), and the purchase of the Units contemplated by this Agreement will not result in the Purchaser becoming a “control person”. The Purchaser acknowledges that the terms of the Preferred Shares and the Warrant Certificates will include restrictions on the ability of the Purchaser to hold more than 19.99% of the outstanding Common Shares from time to time.

(k)               Subscription Funds Not Proceeds of Crime. None of the funds the Purchaser is using to purchase the Units represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s (and if applicable, the Disclosed Principal’s) name and other information relating to this Subscription Agreement and the Purchaser’s (and if applicable, the Disclosed Principal’s) subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the Patriot Act. To the best of its knowledge: (i) none of the subscription funds to be provided by the Purchaser: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) it shall promptly notify the Corporation if the Purchaser discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(l)                 No Brokers. There is no person acting or purporting to act in connection with the Offering who is entitled to any brokerage or finder’s fee and if any person establishes a claim that any fee or other compensation is payable in connection with this subscription for Units, the Purchasre covenants to indemnify and hold harmless the Company with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1              Removal of Legends.

(a)               The Securities may only be disposed of in compliance with applicable provincial, state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or any applicable foreign securities law.

(b)               Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(c)               Purchaser also agrees to the imprinting of an additional legend on any of the Securities in substantially the following form, to the extent that any Securities are issued prior to the expiry of any applicable hold period:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months and one day after the Closing Date will be inserted].”

(d)               In connection with a sale of Conversion Shares or Warrant Shares by Purchaser in reliance on Rule 144, Purchaser or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and the Transfer Agent, providing to the Company the information required under Rule 144 to determine that the sale of such Conversion Shares or Warrant Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that Purchaser is not an affiliate of the Company (as defined in Rule 144) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 4.1(b), and the Company shall bear all costs associated with the removal of such legend in the Company’s books. The Company shall cooperate with Purchaser to effect the removal of the legend referred to in Section 4.1(b), at any time such legend is no longer appropriate. Without limiting the foregoing, upon the written request of Purchaser, any legend (including the legend set forth in Section 4.1(b), hereof) on Conversion Shares or Warrant Shares shall be removed (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), subject in the case of clauses (ii) and (iii) to receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon such request and receipt of such representations, the Company shall (A) deliver to the Transfer Agent irrevocable instructions to the Transfer Agent to remove the legend, and (B) cause its counsel to deliver to the Transfer Agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. If all or any portion of a Preferred Share is converted into Conversion Shares or a Warrant is exercised for Warrant Shares and either (i) a registration statement covering the resale of such security is then effective under the Securities Act, (ii) the Conversion Shares or Warrant Shares issuable upon such conversion or exercise are then eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iii) if a legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Conversion Shares or Warrant Shares, as applicable, shall be issued free of all legends, subject in the case of clauses (ii) and (iii) to receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company agrees that following the effective date of a registration statement covering the resale of the Conversion Shares or Warrant Shares or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than two Trading Days following the delivery by Purchaser to the Company or the Transfer Agent of a request for legend removal, and if relying on Rule 144, receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser, as may be requested by Purchaser, a certificate or book-entry position evidencing such Conversion Shares or Warrant Shares that is free from all restrictive and other legends.

4.2              Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3              Publicity. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4              Indemnification. Subject to the provisions of this Section 4.4, the Company and Purchaser will indemnify and hold each other and each other’s directors, officers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses (excluding loss of profit), liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the other party in this Agreement. If any action shall be brought against an Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the other party in writing, and the other party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ one separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (a) the employment thereof has been specifically authorized by the other party in writing, (b) the other party has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the other party and the position of such Indemnified Party, in which case the other party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The other party will not be liable to any Indemnified Party under this Agreement (1) for any settlement by an Indemnified Party effected without the other party’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

4.5              Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares.

4.6               Listing of Common Shares. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. If required by the Trading Market, the Company shall apply to list or quote all of the Conversion Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7              Blue Sky Filings. The Company shall take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.8              Privacy. This Agreement requires the Purchaser to provide certain personal information to the Corporation. By accepting this Agreement, the Company agrees that it will not collect any information about Purchaser except that which is provided by Purchaser in this Agreement (collectively, the “Purchaser Information”). The Company also agrees that it will keep all Purchaser Information confidential, and will use and disclose the Purchaser Information only for the purposes described below, unless (a) the Company informs Purchaser of a proposed use or disclosure of the Purchaser Information and Purchaser consents; or (b) the use or disclosure is permitted by law to be made without the consent of Purchaser, or is required by law, or by the by-laws, rules, regulations or policies or any regulatory organization governing the Company. By signing this Agreement, Purchaser agrees that the Company may collect and use the Purchaser Information for the following purposes and consents to the following: (c) the Company delivering to the applicable securities regulatory authorities, including the British Columbia Securities Commission, (collectively, the “Canadian Commissions”) any personal information provided by Purchaser respecting itself including such Purchaser’s full name, residential address and telephone number, the amount of securities purchased, the purchase price, the exemption relied on by Purchaser and the date of distribution, such information being collected indirectly by the Canadian Commissions under the authority granted to in applicable securities laws for the purposes of the administration and enforcement of applicable securities laws in British Columbia, (d) to provide Purchaser with information; (e) completing the offering of Units contemplated hereby, including without limitation, determining the Purchaser’s eligibility to purchase the Units under applicable securities legislation, preparing and registering certificates (or other evidence of subscription) representing the Preferred Shares and Warrants to be issued to the Purchaser, and to otherwise administer Purchaser’s investment in the Company in accordance with the terms of this Agreement; (f) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency; (g) for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (h) for disclosure to professional advisers of the Company in connection with the performance of their professional services; (i) for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with Purchaser’s prior written consent; (j) for disclosure to a court determining the rights of the parties under this Agreement; and (k) for use and disclosure as otherwise required or permitted by law. Purchaser acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. Purchaser consents to the indirect collection of such information by the Canadian Commissions and acknowledges that it may contact the following public official in British Columbia , with respect to questions about the British Columbia Securities Commission’s indirect collection of such information at the following address and telephone number: British Columbia Securities Commission: P.O. Box 10142, Pacific Centre 701 West Georgia Street Vancouver, British Columbia V7Y 1L2 Inquiries: (604) 899-6854 Toll free in Canada: 1-800-373-6393 Facsimile: (604) 899-6581 Email: inquiries@bcsc.bc.ca.

4.9              Disclosure of Transaction and Other Material Information. Within four (4) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act.

4.10            Issuance of Preferred Shares. For so long as Purchaser holds Preferred Shares, the Company shall not, without the prior written consent of Purchaser, create or issue any preferred shares pursuant to the Articles where such preferred shares rank in parity or priority to any right or special right attached to the Preferred Shares under the Business Corporations Act (British Columbia) or the Articles.

ARTICLE V.
MISCELLANEOUS

5.1              Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, the Company shall pay the fees and expenses of its and the Purchaser’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by each party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchaser.

5.2              Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Toronto, Ontario time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Toronto, Ontario time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by Canadian nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4              Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon Purchaser, any holder of Securities and the Company.

5.5              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6              Successors and Assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, as applicable.

5.7              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.8              Governing Law and Disputes. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

5.9              Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one year.

5.10          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.13            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Edesa Biotech, Inc.	Address for Notice:
By: /s/ Stephen Lemieux Name: Stephen Lemieux Title: Chief Financial Officer	100 Spy Court Markham, ON, L3R 5H6 Canada Attention: Chief Financial Officer Email: [**]
With copies to (which shall not constitute notice):	Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400, Toronto, ON, M5H 2T6 Canada Attention: Wojtek Baraniak Email: [**]
Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY, 10020, U.S.A. Attention: Steven Skolnick Email: [**]

PARDEEP NIJHAWAN MEDICINE PROFESSIONAL CORPORATION	Address for Notice:
By: /s/ Pardeep Nijhawan Name: Pardeep Nijhawan Title: President With a copy to (which shall not constitute notice):	330 Highway 7 East, 510, Richmond Hill, Ontario, Canada, L4B 3P8 Email: [**]
Baker & McKenzie LLP 181 Bay Street, Suite 2100 Toronto, ON M5J 2T3 Canada Attention: David Palumbo Email: [**]

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SCHEDULE “A”

AMENDED ARTICLES